UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) O ctober 1, 2019 (October 1, 2019)

Brookdale Senior Living Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2019, Brookdale Senior Living Inc. (the “Company”) and HCP, Inc. (“HCP”) agreed to enter into multiple transactions (the “Transactions”), as described below.

MTCA

On October 1, 2019, the Company and HCP entered into a Master Transactions and Cooperation Agreement (the “MTCA”). Pursuant to the terms and subject to the conditions set forth in the MTCA:

•	The parties concurrently entered into the Purchase Agreement (defined below) with respect to Company’s unconsolidated CCRC venture (the “CCRC Venture”) with HCP, which owns 16 entry fee continuing care retirement communities (“CCRCs”), and have agreed to market for sale three of such entry fee CCRCs.

•	The parties have agreed to terminate at the Closing (defined below) the Company’s existing management agreements with 13 entry fee CCRCs, and immediately following HCP’s acquisition of the Company’s equity interest in the CCRC Venture, HCP has agreed to pay the Company a $100 million management agreement termination fee. Upon termination of the management agreements, the Company will transition operations of the entry fee CCRCs to a new operator in accordance with the terms of the MTCA.

•	The Company has agreed to pay HCP approximately $405 million at the Closing to purchase 18 communities currently leased by the Company from HCP and to reduce the annual rent under the Master Lease (defined below).

•	The parties have agreed to enter into a Second Amended and Restated Master Lease and Security Agreement (the “Master Lease”) at the Closing pursuant to which the Company will continue to lease 25 communities from HCP (one of which the parties have agreed to transition to a successor operator). With respect to the continuing 24 communities, the Master Lease will have an initial term to expire on December 31, 2027, subject to two extension options of the Company for approximately ten years each, which must be exercised with respect to the entire pool of leased communities. Pursuant to the Master Lease, the initial base rent for the 24 communities will be approximately $41.8 million (after giving effect to the rent reduction payment described above) and is subject to an escalator of 2.4% per annum on April 1st of each year. Under the terms of the Master Lease, HCP has agreed to make available up to $35 million for capital expenditures for a five-year period related to the 24 communities at an initial lease rate of 7.0%.

The MTCA contains certain customary representations and warranties made by each party. The Company and HCP have also agreed to certain customary covenants, including that the Company will use commercially reasonable efforts to obtain certain required lender consents and governmental approvals, subject to certain limitations. The obligations of the Company and HCP to consummate the transactions contemplated by the MTCA (the “Closing”) are subject to the satisfaction or waiver of certain conditions, including the prior or concurrent closing of the transactions contemplated by the Purchase Agreement (as defined below), which shall occur no later than December 31, 2020 (the “Outside Date”).

Purchase Agreement

Pursuant to, and concurrently with entering into, the MTCA, certain wholly-owned subsidiaries of the Company (the “Sellers”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with certain wholly-owned subsidiaries of HCP (the “Purchasers”), and, solely for certain limited purposes specified therein, HCP. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement:

•	The parties have agreed to use commercially reasonable efforts to obtain certain governmental approvals and consummate an internal restructuring (the “Internal Restructuring”) for the purposes of moving three entry fee CCRCs into a new unconsolidated venture on substantially the same terms as the CCRC Venture and to accommodate the sale of such three communities at a future date (as further specified in the Purchase Agreement and the MTCA).

•	The Sellers have agreed to sell their 51% interest in the CCRC Venture (which will hold 13 entry fee CCRCs after giving effect to the Internal Restructuring) to Purchasers for a total purchase price payable in cash to the Sellers equal to 51% of the equity value of the CCRC Venture, which is measured as $1 billion less portfolio debt, subject to a net working capital adjustment.

The Purchase Agreement contains certain customary representations, warranties and covenants of each party. The obligations of Sellers and Purchasers to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of certain conditions, including the completion of the Internal Restructuring, the consummation of certain transactions contemplated by the MTCA (which shall occur substantially concurrently with the closing of the Purchase Agreement) and other customary closing conditions, including the receipt of governmental approvals. The Purchase Agreement may be terminated by either party under certain circumstances, including a material breach by the other party of its obligations under the Purchase Agreement that is not cured within the applicable period or the failure of the closing of the Purchase Agreement to occur on or prior to the Outside Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 7.01	Regulation FD Disclosure.

On October 1, 2019, the Company issued a press release in connection with the Transactions. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference in its entirety. The information furnished pursuant to this item (including Exhibit 99.1 hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 1, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2019	BROOKDALE SENIOR LIVING INC.

	By:	/s/ J. Daniel Huffines
	Name:	J. Daniel Huffines
	Title:	Assistant Secretary

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